                                                                     EXHIBIT 4.3




                              AMENDED AND RESTATED
                                PLEDGE AGREEMENT


         THIS AMENDED AND RESTATED PLEDGE AGREEMENT (this "Pledge Agreement") is entered into as October 2, 1997 among IPC, INC., a Delaware corporation (the "Borrower"), IVEX PACKAGING CORPORATION, a Delaware corporation ("Holdings"), each of the Domestic Subsidiaries of the Borrower (the Borrower's Domestic Subsidiaries, together with Holdings, individually a "Guarantor" and collectively the "Guarantors"), BANKERS TRUST COMPANY, in its capacity as documentation agent (in such capacity, the "Documentation Agent") and NATIONSBANK, N.A., in its capacity as collateral agent (in such capacity, the "Collateral Agent") for the lenders from time to time party to the Credit Agreement described below (the "Lenders").

                                    RECITALS

         WHEREAS, the Borrower, the Guarantors, the lenders party thereto and NationsBank, N.A., as agent entered into that certain Amended and Restated Credit Agreement dated as of March 24, 1997 which provided a $205 million credit facility to the Borrower (the "Prior Credit Agreement"). The credit facility provided pursuant to the Prior Credit Agreement replaced and refinanced the credit facilities provided to the Borrower by NationsBank, N.A., as agent and certain other lenders pursuant to a credit agreement dated as of December 7, 1995.

         WHEREAS, the Borrower and the Guarantors have requested the Lenders to provide and the Lenders have agreed to provide a new amended and restated senior secured credit facility to replace and refinance the credit facility provided pursuant to the Prior Credit Agreement. Specifically, the Borrower and the Guarantors have requested that, among other things, the new amended and restated senior secured credit facility (i) provide up to $475 million of indebtedness to the Borrower and (ii) extend the final maturity of the credit facilities provided under the Prior Credit Agreement.

         WHEREAS, the Prior Credit Agreement has been amended and restated pursuant to that certain Amended and Restated Credit Agreement, dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the "Credit Agreement"), among the Borrower, the Guarantors, the Lenders, the Documentation Agent and the Collateral Agent, in its capacity as administrative agent.

         WHEREAS, the Lenders have required that the Borrower and the Guarantors (the Guarantors together with the Borrower, individually a "Pledgor", and collectively the "Pledgors") secure or resecure, as applicable, their respective obligations under the Credit Agreement and the other Credit Documents in accordance with the terms of this Pledge Agreement.
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         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement. For purposes of this Pledge Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into a Hedging Agreement with the Borrower.

         2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Pledgor Obligations (as defined in Section 3 hereof), each Pledgor hereby pledges and assigns to the Collateral Agent, for the benefit of the Lenders, and grants to the Collateral Agent, for the benefit of the Lenders, a continuing security interest (and, as applicable, acknowledges and reaffirms any prior pledge, assignment and/or security interest granted in favor of the Collateral Agent, for the benefit of the Lenders) in any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Pledged Collateral"):

                 (a) Pledged Shares. (i) 100% (or, if less, the full amount owned by such Pledgor) of the issued and outstanding shares of capital stock owned by such Pledgor of each Domestic Subsidiary (as set forth on Schedule 2(a) attached hereto) and (ii) 65% (or, if less, the full amount owned by such Pledgor) of the issued and outstanding shares of each class of capital stock or other ownership interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) ("Voting Equity") and 100% (or, if less, the full amount owned by such Pledgor) of the issued and outstanding shares of each class of capital stock or other ownership interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) ("Non-Voting Equity") owned by such Pledgor of each First Tier Foreign Subsidiary (as set forth on Schedule 2(a) attached hereto), in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the shares of capital stock described in Section 2(b) and 2(c) below, the "Pledged Shares"), including, but not limited to, the following:

                          (y) all shares or securities representing a dividend on any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Shares; and

                          (z) without affecting the obligations of such Pledgor under any provision prohibiting such action hereunder, in the event of any consolidation or merger in which a Person set forth on Schedule 2(a) is not the surviving corporation, all shares of each class of the capital stock of the successor





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                 corporation formed by or resulting from such consolidation or merger (or 65% of the shares if the successor corporation is a First Tier Foreign Subsidiary).

                 (b) Additional Shares. 100% (or, if less, the full amount owned by such Pledgor) of the issued and outstanding shares of capital stock owned by such Pledgor of any Person which hereafter becomes a Domestic Subsidiary and 65% (or, if less, the full amount owned by such Pledgor) of the Voting Equity and 100% (or, if less, the full amount owned by such Pledgor) of the Non-Voting Equity owned by such Pledgor of any Person which hereafter becomes a First Tier Foreign Subsidiary, including, without limitation, the certificates (or other agreements or instruments), if any, representing such shares.

                 (c) Other Equity Interests. Any and all other equity interests of each Pledgor in any Domestic Subsidiary or any First Tier Foreign Subsidiary; provided that with respect to any capital stock or equity interest in any First Tier Foreign Subsidiary, not more than 65% of the capital stock or equity interest in any such First Tier Foreign Subsidiary is pledged hereunder.

                 (d) Proceeds. All proceeds and products of the foregoing, however and whenever acquired and in whatever form;

provided that none of the foregoing Collateral shall include any shares of capital stock or equity interests which constitute Margin Stock.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter deliver additional shares of stock to the Collateral Agent as collateral security for the Pledgor Obligations. Upon delivery to the Collateral Agent, such additional shares of stock shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a) is amended to refer to such additional shares.

         3. Security for Pledgor Obligations. The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the following, whether now existing or hereafter incurred (the "Pledgor Obligations"):

                 (a) In the case of the Borrower, the prompt performance and observance by the Borrower of all obligations of the Borrower under the Credit Agreement, the Notes, this Pledge Agreement and the other Credit Documents to which the Borrower is a party;

                 (b) In the case of the Guarantors, the prompt performance and observance by such Guarantor of all obligations of such Guarantor under the Credit Agreement, this Pledge Agreement and the other Credit Documents to which such Guarantor is a party, including, without limitation, its guaranty obligations arising under Section 4 of the Credit Agreement; and





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                 (c)      Subject to Section 25 hereof, all other indebtedness,
         liabilities and obligations of any kind or nature owing from any Pledgor to any Lender or the Collateral Agent in connection with (i) this Pledge Agreement or any other Credit Document, whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, together with any and all modifications, extensions, renewals and/or substitutions of any of the foregoing, (ii) collecting and enforcing the Credit Party Obligations and (iii) liabilities arising under Hedging Agreements entered into with a Lender or an Affiliate of a Lender pursuant to the Credit Agreement.

         4. Delivery of the Pledged Collateral. Each Pledgor hereby agrees that:

                 (a)      Each Pledgor shall deliver to the Collateral Agent
         (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Shares of such Pledgor and (ii) promptly upon the receipt thereof by or on behalf of a Pledgor, all other certificates and instruments constituting Pledged Collateral of a Pledgor. Prior to delivery to the Collateral Agent, all such certificates and instruments constituting Pledged Collateral of a Pledgor shall be held in trust by such Pledgor for the benefit of the Collateral Agent pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, in the form provided in Schedule 4(a) attached hereto.

                 (b) Additional Securities. If such Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) stock certificate, including without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall receive such stock certificate, instrument, option, right or distribution in trust for the benefit of the Collateral Agent, shall segregate it from such Pledgor's other property and shall deliver it forthwith to the Collateral Agent in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank in the form provided in Schedule 4(a), to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Pledgor Obligations.

                 (c) Financing Statements. Each Pledgor shall execute and deliver to the Collateral Agent such UCC or other applicable financing statements as may be reasonably requested by the Collateral Agent in order to perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor.





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         5.      Representations and Warranties.  Each Pledgor hereby
represents and warrants to the Collateral Agent, for the benefit of the
Lenders:

                 (a) Authorization of Pledged Shares. The Pledged Shares are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person. All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable and not subject to the preemptive rights of any Person.

                 (b) Title. Each Pledgor owns the Pledged Collateral of such Pledgor and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, except for the security interest created by this Pledge Agreement and other Permitted Liens. There exists no "adverse claim" within the meaning of Article 8 of the Uniform Commercial Code as in effect in the State of New York (the "UCC") with respect to the Pledged Shares of such Pledgor.

                 (c) Exercising of Rights. The exercise by the Collateral Agent of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting a Pledgor or any of its property.

                 (d) Pledgor's Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority or with the issuer of any Pledged Stock is required either (i) for the pledge made by a Pledgor or for the granting of the security interest by a Pledgor pursuant to this Pledge Agreement; or (ii) for the exercise by the Collateral Agent or the Lenders of their rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

                 (e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the Lenders, in the Pledged Collateral. The taking of possession by the Collateral Agent of the certificates, endorsed in blank or endorsed to the Collateral Agent, representing the Pledged Shares and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first priority of the Collateral Agent's security interest in the Pledged Shares and, when properly perfected by filing or registration, in all other Pledged Collateral represented by such Pledged Shares and instruments securing the Pledgor Obligations. Except as set forth in this Section 5(e), no action is necessary to perfect or otherwise protect such security interest.

                 (f) No Other Shares. As of the Closing Date, no Pledgor owns any shares of stock other than as set forth on Schedule 2(a) attached hereto.

         6. Covenants. Each Pledgor hereby covenants, that so long as any of the Pledgor Obligations remain outstanding (other than any obligations with respect to the indemnities which shall survive termination of the Credit Documents) and until all of the Commitments shall have been terminated, such Pledgor shall:



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

                 (a) Books and Records. Mark its books and records (and shall cause the issuer of the Pledged Shares of such Pledgor to mark its books and records) to reflect the security interest granted to the Collateral Agent, for the benefit of the Lenders, pursuant to this Pledge Agreement.

                 (b) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for those created hereunder and the security interest created hereby and except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Credit Agreement and the other Credit Documents.

                 (c) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Collateral Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor (including without limitation any and all action necessary to satisfy the Collateral Agent that the Collateral Agent has obtained a first priority perfected security interest in any capital stock); (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Collateral Agent, if an Event of Default shall have occurred and be continuing, delivering to the Collateral Agent irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

                 (d) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Pledgor other than pursuant hereto or as may be permitted under the Credit Agreement.

                 (e) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.

         7. Advances by Lenders. On failure of any Pledgor to perform any of the covenants and agreements contained herein, the Collateral Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Collateral Agent or the Lenders may make for the protection of the





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
security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgors on a joint and several basis (subject to Section 25 hereof) promptly upon timely notice thereof and demand therefor, shall constitute additional Pledgor Obligations and shall bear interest from the date said amounts are expended at the default rate provided in Section 3.1(b) of the Credit Agreement for Revolving Loans that are Base Rate Loans. No such performance of any covenant or agreement by the Collateral Agent or the Lenders on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of this Pledge Agreement, the other Credit Documents or any Hedging Agreement. The Lenders may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

         8. Events of Default. The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an Event of Default hereunder (an "Event of Default").

         9. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

                 (a) Rights and Remedies. The Collateral Agent may exercise in respect of the Pledged Collateral of any Pledgor, in addition to other rights and remedies provided for herein or otherwise available to it, all rights and remedies of a secured party under the UCC or any other applicable law.

                 (b) Sale of Pledged Collateral. Without limiting the generality of this Section and without notice, the Collateral Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law.
         To the extent permitted by law, any Lender may in such event, bid for the purchase of such securities. Each Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to Holdings, on behalf of such Pledgor, in accordance with the notice provisions of Section 11.1 of the Credit Agreement at least 10 days before the time of such sale. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and





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         place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                 (c) Private Sale. The Pledgors recognize that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Collateral Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. Each Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a "public sale" under the UCC, notwithstanding that such sale may not constitute a "public offering" under the Securities Act of 1933, and the Collateral Agent may, in such event, bid for the purchase of such securities.

                 (d) Retention of Pledged Collateral. The Collateral Agent may, after complying with Section 9-505(2) of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, retain all or any portion of the Pledged Collateral in satisfaction of the Pledgor Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have retained any Pledged Collateral in satisfaction of any Pledgor Obligations for any reason.

                 (e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the Lenders are legally entitled, the Pledgors shall be jointly and severally liable (subject to Section 25 hereof) for the deficiency, together with interest thereon at the default rate provided in Section 3.1(b) of the Credit Agreement for Revolving Loans that are Base Rate Loans, together with the costs of collection and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Pledgor Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.



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

         10.     Rights of the Collateral Agent.

                 (a) Power of Attorney. In addition to other powers of attorney contained herein, each Pledgor hereby designates and appoints the Collateral Agent, on behalf of the Lenders, and each of its designees or agents as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

                          (i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Pledged Collateral of such Pledgor, all as the Collateral Agent may reasonably determine;

                          (ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral of such Pledgor and enforcing any other right in respect thereof;

                          (iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Collateral Agent may deem reasonably appropriate;

                          (iv) to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral of such Pledgor;

                          (v) to direct any parties liable for any payment under any of the Pledged Collateral of such Pledgor to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

                          (vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral of such Pledgor;

                          (vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral of such Pledgor;

                          (viii) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem reasonably appropriate;

                          (ix)    execute and deliver all assignments,
                 conveyances, statements, financing statements, renewal financing statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent reasonably may determine necessary in order to perfect and maintain the





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
                 security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated therein; provided that the Collateral Agent will provide notice to the appropriate Obligors of any of the foregoing within 10 days of the execution, delivery and filing, if any, thereof and will promptly thereafter provide copies of any of the foregoing executed and delivered by the Collateral Agent, including, if received by the Collateral Agent, acknowledgment copies of any financing statements so filed;

                          (x) to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral of such Pledgor with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Collateral Agent may determine;

                          (xi) to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Shares of such Pledgor into the name of the Collateral Agent or one or more of the Lenders or into the name of any transferee to whom the Pledged Shares of such Pledgor or any part thereof may be sold pursuant to Section 9 hereof; and

                          (xii) to do and perform all such other acts and things as the Collateral Agent may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral of such Pledgor to effect the purposes of this Pledge Agreement.

         This power of attorney is a power coupled with an interest and shall be irrevocable (i) for so long as any of the Pledgor Obligations remain outstanding, (other than any obligations with respect to the indemnities which shall survive the termination of the Credit Documents) and (ii) until all of the Commitments shall have been terminated. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest in Pledged Collateral.

                 (b) Performance by the Collateral Agent of Pledgor's Obligations. If any Pledgor fails to perform any agreement or obligation contained herein, after the occurrence and during the continuance of an Event of Default, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgors on a joint and several basis pursuant to Section 25 hereof.





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
                 (c) Assignment by the Collateral Agent. The Collateral Agent may, in accordance with the terms of the Credit Agreement, be replaced and the successor Collateral Agent shall be entitled to all of the rights and remedies of the Collateral Agent under this Pledge Agreement in relation thereto.

                 (d) The Collateral Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that Pledgors shall be responsible for preservation of all rights in the Pledged Collateral of such Pledgor, and the Collateral Agent shall be relieved of all responsibility for Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgors. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

                 (e)      Voting Rights in Respect of the Pledged Collateral.

                          (i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; and

                          (ii)    Upon the occurrence and during the
                 continuance of an Event of Default, all rights of a Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this Section 10(e) shall cease and all such rights shall thereupon become vested in the Collateral Agent which shall thereupon have the sole right to exercise such voting and other consensual rights.

                 (f)      Dividend Rights in Respect of the Pledged Collateral.

                          (i) So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, each Pledgor may receive and retain any and all dividends (other than stock dividends and other dividends constituting Pledged Collateral which are addressed hereinabove) or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Credit Agreement.

                          (ii) Upon the occurrence and during the continuance of an Event of Default:

                                  (A)      all rights of a Pledgor to receive
                          the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this Section 10(f) shall cease and all such rights shall thereupon be vested in the Collateral Agent which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

                                  (B)      all dividends and interest payments
                          which are received by a Pledgor contrary to the provisions of paragraph (A) of this Section shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the exact form received, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Pledgor Obligations.

                 (g) Release of Pledged Collateral. The Collateral Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien, security interest, pledge and charge on all Pledged Collateral not expressly released or substituted so long as any of the Pledgor Obligations remain outstanding.

         11. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any payments in respect of the Pledgor Obligations and any proceeds of any Pledged Collateral, when received by the Collateral Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Pledgor Obligations in the order set forth in
Section 9.3 of the Credit Agreement, and each Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Collateral Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

         12. Costs of Counsel. At all times hereafter, the Pledgors agree to promptly pay upon demand any and all reasonable documented costs and expenses of the Collateral Agent or the Lenders, (a) as required under Section
11.5 of the Credit Agreement and (b) as necessary to protect the Pledged Collateral or to exercise any rights or remedies under this Pledge Agreement or with respect to any Pledged Collateral. All of the foregoing costs and expenses shall constitute Pledgor Obligations hereunder as set forth under Section 11.5 of the Credit Agreement.

         13.     Continuing Agreement.

                 (a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any amounts payable under any Credit Document or any Letter of Credit shall remain outstanding, and until all of the Commitments thereunder shall have terminated (other than any obligations with respect to the indemnities set forth in the Credit Documents which shall survive the termination of the Credit Documents). Upon such payment and termination, this Pledge Agreement shall be automatically terminated and, the Lenders shall, upon the request and at the expense of the Pledgors, forthwith release all of its liens and security interests hereunder. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

                 (b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Pledgor Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Pledgor Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Collateral Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Pledgor Obligations.

         14. Amendments; Waivers; Modifications. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.6 of the Credit Agreement.

         15. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Collateral Agent and the Lenders hereunder, to the benefit of the Collateral Agent and the Lenders and their successors and permitted assigns; provided, however, that none of the Pledgors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders (unless otherwise permitted by the Credit Agreement) as required by the Credit Agreement. To the fullest extent permitted by law, each Pledgor hereby releases the Collateral Agent and each Lender, and its successors and assigns, from any liability for any act or omission relating to this Pledge Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Collateral Agent, or such Lender, or its officers, employees or agents.

         16. Notices. All notices required or permitted to be given under this Pledge Agreement shall be in conformance with Section 11.1 of the Credit Agreement.

         17. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

         18. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

         19.     Governing Law; Submission to Jurisdiction; Venue.

                 (a) THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Pledge Agreement may be brought in the courts of the State of North Carolina, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Pledge Agreement, each Pledgor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Pledgor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1 of the Credit Agreement, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Pledgor in any other jurisdiction.

                 (b) Each Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Pledge Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         20. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS PLEDGE AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         21. Severability. If any provision of any of the Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         22. Entirety. This Pledge Agreement, the other Credit Documents and the Hedging Agreements represent the entire agreement of the parties hereto and thereto and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents and the Hedging Agreements or the transactions contemplated herein and therein.

         23. Survival. All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement, the other Credit Documents and the Hedging Agreements, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

         24. Other Security. To the extent that any of the Pledgor Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then to the extent the Collateral Agent and the Lenders shall have the right to proceed against such other property, guarantee or endorsement, upon the occurrence and continuance of any Event of Default, to the extent the applicable security agreement, guarantee or endorsement or other applicable document so provides, and the Collateral Agent and the Lenders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies, the Collateral Agent and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Collateral Agent's and the Lenders' rights or the Pledgor Obligations under this Pledge Agreement, under any other Credit Document or under any Hedging Agreement.

         25.     Joint and Several Obligations of Pledgors.

                 (a) Subject to clause (c), each of the Pledgors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Pledgors and in consideration of the undertakings of each of the Pledgors to accept joint and several liability for the obligations of each of them.

                 (b) Subject to clause (c), each of the Pledgors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Pledgor Obligations arising under this Pledge Agreement, the other Credit Documents and the Hedging Agreements, it being the intention of the parties hereto that all the Pledgor Obligations shall be the joint and several obligations of each of the Pledgors without preferences or distinction among them.

                 (c) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents,

                          (i) to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code), and

                          (ii) the obligations of Holdings hereunder and under the Credit Documents, in the aggregate, shall be limited to an amount equal to $146,298,000.00, unless at least ninety percent (90%) of the Holdings Debentures have been repurchased, in which case no such limitation shall apply.

         26. Rights of Required Lenders. All rights of the Collateral Agent hereunder, if not exercised by the Collateral Agent, must be exercised by the Collateral Agent upon the request of the Required Lenders.

                  [remainder of page intentionally left blank]

         Each of the Pledgors has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.


BORROWER:                 IPC, INC.,
                                  a Delaware corporation

                                  By:
                                     ----------------------------------------
                                  Name:
                                       --------------------------------------
                                  Title:
                                        -------------------------------------

GUARANTORS:                       IVEX PACKAGING CORPORATION,
                                  a Delaware corporation

                                  By:
                                     ----------------------------------------
                                  Name:
                                       --------------------------------------
                                  Title:
                                        -------------------------------------

                                  IVEX PAPER MILL CORPORATION,
                                  a Delaware corporation

                                  IPMC HOLDING CORPORATION,
                                  a Delaware corporation

                                  IPMC, INC.,
                                  a Delaware corporation

                                  VALLEY EXPRESS LINES, INC.,
                                  a Delaware corporation

                                  KAMA OF ILLINOIS CORPORATION,
                                  a Delaware corporation

                                  PACKAGING PRODUCTS, INC.,
                                  a Delaware corporation

                                  CFI INDUSTRIES, INC.,
                                  a Delaware corporation

                                  PLASTOFILM INDUSTRIES, INC.,
                                  a Delaware corporation

                                  CFI RECYCLING, INC.,
                                  a Delaware corporation

                                  TRIO PRODUCTS, INC.,
                                  a Delaware corporation

                                  By:
                                     ----------------------------------------
                                  Name:
                                       --------------------------------------
                                  Title:                             of each of
                                        ----------------------------
                                  the above named Guarantors

           Accepted and agreed to as of the date first above written.


                                  NATIONSBANK, N.A., as Collateral Agent

                                  By:
                                     ----------------------------------------
                                  Name:
                                       --------------------------------------
                                  Title:
                                        -------------------------------------